                           EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT, made and entered into as of July 1, 1994, between Aeroflex Incorporated, a Delaware corporation, with its principal office located at 35 South Service Road, Plainview, NY 11803 (together with its successors and assigns permitted under this Agreement, the "Company"), and Michael Gorin, who resides at 112B East Long Beach Road, Nissequogue, NY 11780 (the "Executive").

                            W I T N E S S E T H

         WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders to enter into an employment agreement setting forth the obligations and duties of both the Company and the Executive (this "Agreement"); and

         WHEREAS, the Company wishes to assure itself of the continued services of the Executive for the period hereinafter provided, and the Executive is willing to be employed by the Company for said period, upon the terms and conditions provided in this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

         1. DEFINITIONS.

            (a) "Annual Bonus" shall mean the annual bonus to which the Executive is entitled pursuant to Section 4 below.

            (b) "Base Salary" shall mean the annual salary to which the Executive is entitled pursuant to Section 3 below.

            (c) "Beneficiary" shall mean the person or persons named by the Executive pursuant to Section 22 below or, in the event that no such person is named and survives the Executive, his estate.

            (d)    "Board" shall mean the Board of Directors of the Company.

            (e)    "Cause" shall mean:

                (i) the Executive's conviction of a felony involving moral turpitude,

               (ii) the Executive's willful gross misconduct in carrying out his duties under this Agreement, or

               (iii) a breach by the Executive of the provisions of Section 10 or Section 11 below.

            (f)    "Change in Control" shall mean:

               (i) a change in control as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934 ("Exchange Act");

               (ii) if during the Term of Employment any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any person who on the date of this Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% of the voting power of the Company's then outstanding securities; or

               (iii) if during the Term of Employment individuals who at the beginning of such period constitute the Board cease for any reason other than death, disability or retirement to constitute at least a majority thereof.

            (g) "Compensation Committee" shall mean the Compensation Committee of the Board.

            (h) "Disability" shall mean the illness or other mental or physical disability of the Executive resulting in his failure to perform substantially his duties under this Agreement for a period of six or more consecutive months or an aggregate of nine months in any 12-month period.

            (i) "Fiscal Year" shall mean the fiscal year of the Company, which is the 12-month period beginning each July 1 and ending on the next succeeding June 30.


            (j)    "Good Reason" shall mean:
               (i) reduction in the Executive's Base Salary or Annual Bonus or a change in the method of computing the Executive's Annual Bonus that adversely affects said bonus,

               (ii)  the loss by the Executive of his position,

               (iii) a significant diminution of the Executive's duties or responsibilities or the assignment to him of duties or responsibilities inconsistent with his position or title,

               (iv) a material reduction in any plan or program of the Company in which the Executive participates unless such reduction affects the senior management of the Company generally or the discontinuance of any such plan or program unless a comparable equivalent plan or program is substituted, or

               (v) the Executive must, in carrying out his duties and responsibilities under this Agreement, spend significant time outside Long Island or New York City.

            (k) "Spouse" shall mean, during the Term of Employment, the woman who as of the relevant date is legally married to the Executive.

            (l) "Term of Employment" or "Term" shall mean the period specified in Section 2(b) below.

         2. TERM OF EMPLOYMENT, POSITIONS AND DUTIES.

            (a) Employment of Executive. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, in the position and with the duties and responsibilities set forth below, and upon such other terms and conditions as are hereinafter stated.

            (b) Term of Employment. The Term of Employment shall commence on the date above written, and shall terminate on the fifth anniversary subsequent to said date and, unless either Party gives written notice to the other that it does not want the Term to continue, the Term of Employment shall thereafter automatically extend for successive periods of one year.

            (c) Title and Duties. Until the date of termination of his employment hereunder, the Executive shall be employed as a senior executive officer of the Company. If the Board so requests, the Executive shall serve as a member of the board of a subsidiary or affiliate of the Company.

            (d) Time and Effort. The Executive agrees to devote his full business time and attention and his best efforts and abilities to the affairs of the Company. Nothing shall preclude the Executive from (i) serving on the boards of a reasonable number of other corporations, trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs or (iii) managing his personal investments and affairs; provided, however, that such activities do not materially interfere with the proper performance of his duties and responsibilities specified in Section
2(c) above.

         3. BASE SALARY.

            (a) The Executive shall receive from the Company an initial annual Base Salary, payable in accordance with the regular payroll practices of the Company, of $250,000. During the Term of Employment, the Compensation Committee shall review the Base Salary no less often than annually for increase as of each July 1 beginning with July 1, 1995; provided, however, that increases shall not be less than the increases in the Consumer Price Index for the New York and Northeastern New Jersey Region, as published by the United States Department of Labor, Bureau of Labor Statistics using June 1994 as the basedate, determined and payable as provided in Section 3(b) below.

            (b) The cost-of-living adjustment (COLA) with respect to the Executive's Base Salary shall be made annually as follows:

               The first calculation shall be made on or before August 1, 1995, with respect to the period July 1, 1994 through June 30, 1995 with a lump-sum payment for the COLA being made as soon as practicable. The same procedure shall be followed each year thereafter. If the Executive's employment shall terminate during any annual period referred to in this Section 3(b), then the cost-of-living increment provided for herein shall be prorated accordingly.

         4. ANNUAL BONUS.

            (a) Amount of Bonus. Each year during the Term of Employment, th executive shall be eligible to receive an annual bonus equal to 3% of the Company's consolidated pre-tax earnings for such Fiscal Year, but not more than 200% of the Executive's then Base Salary. Annual consolidated pre-tax earnings shall be computed without regard to any payments due under this Section 4(a).

            (b) Payment of Bonus. Any Annual Bonus, including any prorated Annual Bonus payable under this Agreement, shall be paid to the Executive or to his Beneficiary, as the case may be, upon receipt of audited accounts for the Fiscal Year with respect to which it is awarded.

         5. STOCK OPTIONS.

            During the Term of Employment, the Executive shall be eligible to receive stock option grants and similar awards under existing and future plans or programs of the Company adopted and administered by the Compensation Committee and approved by shareholders.

         6. EXPENSES AND EXPENSE REIMBURSEMENT.

            During the Term of Employment, the Executive shall be entitled to prompt reimbursement by the Company for all reasonable out-of-pocket expenses incurred by him in performing services under this Agreement, upon his submission of such accounts and records as may be required by Company policy.

         7. PERQUISITES.

            The Executive shall receive such Company-paid perquisites as are customarily provided to senior executives of the Company, including but not limited to:

            (a) a car suitable to the Executive's position together with the insurance, maintenance and garaging costs associated with such car, and

            (b) continuation of a split-dollar life insurance policy in the amount of $1,000,000, and

         8. EMPLOYEE BENEFIT PLANS AND PROGRAMS.

            The Executive shall participate in all employee benefit plans and programs for which he is eligible and which are made available to the Company's senior executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension and other retirement plans, profit-sharing plans, savings and similar plans, group life insurance, accidental death and dismemberment insurance, travel accident insurance, hospitalization insurance, surgical insurance, medical insurance, dental insurance, short-term and long-term disability insurance, sick leave (including salary continuation arrangements), vacations, holidays and any other employee benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the foregoing types of plans, whether funded or unfunded.

         9. TERMINATION OF EMPLOYMENT.

            (a) General. Except as otherwise provided in this Agreement, in the event of termination of the Executive's employment under this Agreement, he, his dependents or his Beneficiary, as may be the case, shall be entitled to receive benefits under the Company's employee benefit plans described in Section 8 above, in accordance with the applicable terms and conditions of each plan, and reimbursement of any business expenses incurred by the Executive but not yet paid to him.

            (b) Termination Due to Death. In the event that the Executive's employment is terminated due to his death, for each year (and prorated for any portion of a year) to the end of the Term, his Beneficiary shall be entitled to the sum of 50% of the Executive's (A) Base Salary, at the rate in effect on the date of his death, and (B) last previously awarded Annual Bonus, payable in accordance with the Company's regular payroll practices.

            (c) Termination Due to Disability. In the event of Disability, the Company or the Executive may terminate the Executive's employment. If the Executive's employment is terminated due to Disability, he shall be entitled to the benefits described in 9(b) above.

            (d) Termination by the Company for Cause. In the event that the Executive's employment is terminated for Cause, he shall be entitled to:

                (i) his Base Salary through the date of termination of his employment for Cause, and

                (ii) any Annual Bonus awarded but not yet paid to him.

               The Executive shall be permitted to respond and defend himself before the Board or a committee thereof within a reasonable time after written notification of any proposed termination of his employment for Cause under clauses (ii) and (iii) of Section 1(e) above.

            (e)    Termination Without Cause.

               (i) Termination Without Cause shall mean:

                   (A) termination of the Executive's employment by the Company other than due to death or Disability or for Cause, or

                   (B)       termination by the Executive for Good Reason.

              (ii) The Executive may not terminate his employment for Good Reason unless:
                   (A) he has delivered a written notice to the Board within 12 months of his having actual knowledge of one of the events, described in
Section 1(j) above, providing a basis for Good Reason, stating which one of those events has occurred;

                   (B) within 30 days of the delivery of the notice, the Company has not remedied such event and provided him with a written notice of such remedy, and

                   (C) in the event the Company has not remedied such event as provided in Clause (B) above, the Executive notifies the Company in writing that he is terminating his employment.

                       The failure of the Executive to terminate for Good Reason as to any one event described in Section 1(j) above shall not affect his entitlement to terminate for Good Reason as to any other such event.

               (iii) In the event of Termination Without Cause, the Executive shall be entitled to, for three years following his termination:

                   (A) Base Salary at the rate in effect on the date of his termination,

                   (B) last previously awarded Annual Bonus, payable in accordance with Company's regular payroll practices, and

                   (C) benefits under any employee benefit plans of the Company in which he participated or, as to any plans in which his continued participation is precluded, the after-tax cost to the Executive of equivalent benefits.

          (f) Termination Following Change in Control. In the event there shall be a Change in Control of the Company or of any person directly or indirectly presently controlling the Company, the Executive may, within six months of his becoming aware of such event, terminate his employment with the Company. Upon such termination, the Executive shall receive immediately in a lump sum the benefit described in Section 9(e) above but in no event an amount greater than is deductible under Section 280G of the Internal Revenue Code of 1986, as amended, such amount to be determined by the Company's independent auditors.

            (g) Voluntary Termination by the Executive. The Executive shall have the right, upon 90 days' written notice to the Company, voluntarily to terminate his employment, in which event the Executive's entitlements shall be the same as if he had been terminated by the Company for Cause, as provided in
Section 9(d) above.

            (h) No Mitigation; No Offset. In the event of termination of the Executive's employment under this Section 9, he shall be under no obligation to seek other employment or to offset or repay any amounts that he receives under this Agreement by any payments that he receives from a subsequent employer.

            (i) Nature of Payments. Any amounts due under this Section 9 are in the nature of severance payments or liquidated damages or both, and shall fully compensate the Executive and his dependents or Beneficiary, as the case may be, for any and all direct damages and consequential damages that any of them may suffer as a result of termination of the Executive's employment, and they are not in the nature of a penalty.

         10.   CONFIDENTIAL INFORMATION.

            (a) The Executive understands and hereby acknowledges that as a result of his employment with the Company he will necessarily become informed of and have access to certain valuable and confidential information of the Company and any of its subsidiaries, joint ventures or affiliates, including without limitation inventions, trade secrets, technical information, know-how, plans, specifications, and identity of customers and suppliers, and that such information even though it may be developed or otherwise acquired by the Executive is the exclusive property of the Company to be held by the Executive in trust and solely for the Company's benefit. Accordingly, the Executive hereby agrees that he shall not at any time either during or subsequent to his employment hereunder use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity any of the Company's confidential information without the prior written consent of the Company, except to responsible officers and employees of the Company and other responsible persons who are in a contractual or fiduciary relationship with the Company or who have a need for such information for purposes in the interest of the Company and except for such information that legally and legitimately is or becomes of general public knowledge from authorized sources other than the Executive.

            (b) Upon the termination of his employment with the Company for any reason whatsoever, the Executive shall promptly deliver to the Company all drawings, manuals, letters, notes, notebooks, reports and copies thereof and all other materials including without limitation those of a secret or confidential nature relating to the Company's business that are in the Executive's possession or control.

         11.   COVENANT NOT TO COMPETE.

            The Executive agrees that during the Term and for a period of two years after termination of his employment with the Company for any reason, he shall not, within 50 miles of any location at which the Company, at the time of his termination of employment, is conducting its business (or in such smaller area or for such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of the Executive), directly or indirectly:

           (a) engage in a competitive line of business to that carried on by the Company either for his own account or with or for anyone else,

            (b) solicit or attempt to solicit business of any customers of the Company for products or services the same or similar to those offered, sold, produced or under development by the Company,

            (c) otherwise divert or attempt to divert from the Company any business whatsoever,

            (d) solicit or attempt to solicit for any business endeavor any employee of the Company,

            (e) interfere with any business relationship between the Company and any other person, or

            (f) render any services as an officer, director, employee, partner, consultant or otherwise to, or have any interest as a stockholder, partner, lender or otherwise in, any person that is so engaged.

            Notwithstanding anything to the contrary in this Section 11, the provisions hereof shall not prevent the Executive from purchasing or owning up to 5% of the voting securities of any corporation the stock of which is publicly traded.

         12.   INJUNCTIVE RELIEF.

            The Parties specifically agree that any breach of any of the provisions of Section 10 or Section 11 above shall constitute a material breach of this Agreement. In the event of a breachor threatened breach by the Executive of any of the provisions of Section 10 or Section 11 of this Agreement, the Company shall be entitled to pursue any remedies available to the Company at law or in equity, including, but not limited to, injunctive relief.

        13.   WITHHOLDING TAXES.

            All payments to the Executive or his Beneficiary shall be subject to withholding on account of federal, state and local taxes as required by law. If any payment hereunder is insufficient to provide the amount of such taxes required to be withheld, the Company may withhold such taxes from any other payment due the Executive or his Beneficiary. In the event that all cash payments due the Executive are insufficient to provide the required amount of such withholding taxes, the Executive or his Beneficiary, within five days after written notice from the Company, shall pay to the Company the amount of such withholding taxes in excess of all cash payments due the Executive or his Beneficiary.

         14.   INDEMNIFICATION.

            The Company agrees to indemnify the Executive to the fullest extent permitted by applicable law consistent with the Company's Certificate of Incorporation and By-Laws as in effect on the effective date of this Agreement with respect to any action or failure to act on his part while he was an officer, director and/or employee (a) of the Company or any subsidiary thereof or (b) of any other entity if his service with such entity was at the request of the Company. This provision shall survive the termination of this Agreement.

         15.   EFFECT OF AGREEMENT ON OTHER BENEFITS.

            The existence of this Agreement shall not prohibit or restrict the Executive's entitlement to participate fully in the executive compensation, employee benefit and other plans or programs of the Company in which senior executives are eligible to participate.

         16.   ASSIGNABILITY; BINDING NATURE.

            This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to (a) a merger or consolidation in which the Company is not the continuing entity or (b) sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it will use its best efforts to cause such assignee or transferee expressly to assume the liabilities, obligations and duties of the Company hereunder. No obligations of the Executive under this Agreement may be assigned or transferred by the Executive.

         17.   REPRESENTATIONS.

            The Parties respectively represent and warrant that each is fully authorized and empowered to enter into this Agreement and that the performance of its or his, as the case may be, obligations under this Agreement will not violate any agreement between such Party and any other person, firm or organization.

         18.   ENTIRE AGREEMENT.

            Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the Parties concerning the subject matter hereof.

         19.   AMENDMENT OR WAIVER.

            No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both the Executive and an authorized officer of the Company other than the Executive. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company other than the Executive, as the case may be.

         20.   SEVERABILITY.

            In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         21.   SURVIVORSHIP.

            The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment with the Company to the extent necessary to the intended preservation of such rights and obligations as described in this Agreement.

         22.   BENEFICIARIES/REFERENCES.

            The Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or of a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed to refer to his beneficiary, and if the Executive shall not have designated a beneficiary, his Spouse.

         23.   GOVERNING LAW/JURISDICTION.

            This Agreement shall be governed by and construed and interpreted in accordance with the laws of New York, without reference to principles of conflict of laws.

         24.   RESOLUTION OF DISPUTES.

            (a) Arbitration/Litigation. Any disputes arising under or in connection with this Agreement shall be resolved, in the Executive's discretion, either:

               (i) by arbitration, to be held in New York City, in accordance with the commercial rules and procedures of the American Arbitration Association, or

              (ii) by litigation; provided, however, that the venue of such litigation shall be in the state of New York.

            (b) Costs. All costs, fees and expenses, including attorneys' fees, of any arbitration or litigation in connection with this Agreement, including, without limitation, attorney's fees of both the Executive and the Company, shall be borne by, and be the obligation of, the Company unless the Company shall substantially prevail, in which event the Executive shall be required to pay the costs and expenses incurred by him relating to such arbitration or litigation. The obligation of the Company under this Section 23 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Executive, upon the expiration of this Agreement or otherwise).

           (c) Continuation of Payments. Pending the outcome or resolution of any arbitration or litigation, the Company shall continue payment of all amounts due the Executive under this Agreement without regard to any dispute.

         25.   NOTICES.

            Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered either personally, by fax, by overnight delivery service (such as FederalExpress) or sent by certified or registered mail, postage prepaid, return receipt requested, dulyaddressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of.


If to the Company or the Board:

         Aeroflex Incorporated
         35 South Service Road
         Plainview, NY  11803
         Attention: ____________________
         FAX:  (916) 258-6167

If to the Executive:

         Michael Gorin
         112B East Long Beach Road
         Nissequogue, NY  11780


         26.   HEADINGS.

            The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         27.   COUNTERPARTS.

            This Agreement may be executed in two or more counterparts.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                  Aeroflex Incorporated



Attest:   _______________         By  ____________________________________


Witness:  _______________         ________________________________________
                                                 Michael Gorin